Exhibit 32.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with Annual Report of WPCS International Incorporated (the "Company") on Form 10-KSB for the period ending April 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Joseph Heater, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C.
section 906 of the Sarbanes-Oxley Act of 2002, that:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities and Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to WPCS International Incorporated and will be retained by WPCS International Incorporated and furnished to the Securities and Exchange Commission or its staff upon request.



Date:  July 28, 2004                          By: /s/ JOSEPH HEATER
                                                  -----------------
                                                      Joseph Heater
                                                      Chief Financial Officer